VENTURE LENDING & LEASING III, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2005

To the Shareholders of Venture Lending & Leasing III, Inc.:

An Annual Meeting of the Shareholders of Venture Lending & Leasing III, Inc. (“the Fund” or “Fund III”) will be held at 11:00 AM, Pacific time, on May 11, 2005, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, to consider and vote on the election of the six members of the Board of Directors.

Each shareholder that owned shares of the Fund on the close of business on March 31, 2005 is entitled to vote at this meeting.   Shareholders may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy card and return it in the envelope provided or by fax.  A shareholder that executes a proxy card may nevertheless attend the meeting and vote in person.

By order of the Board of Directors of the Fund

Ronald W. Swenson

Chairman of the Board of the Fund

April 13, 2005

If you plan to attend our meeting in person, please call Brian R. Best at (408) 436-8577 X16

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

Please complete the enclosed proxy card, date and sign it, and return it in the envelope provided or by fax.

VENTURE LENDING & LEASING III, INC.

2010 North First Street, Suite 310

San Jose, CA 95131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2005

Introduction

The Board of Directors of Venture Lending & Leasing, III, Inc. (“Fund III”) have issued this proxy statement to solicit proxies for use at the Annual Meeting of the Shareholders of the Fund to be held at 11:00 AM, Pacific time, on May 11, 2005, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, and at any adjournments thereof (collectively, the “Meeting”).  This Proxy Statement, together with a Notice of Annual Meeting and Proxy Card, will be first delivered on or about April 13, 2005.

On March 31, 2005, the record date for the Meeting (“Record Date”), there were 100,000 shares of Common Stock, $.001 par value (“Shares”) of Fund III outstanding and entitled to vote.  For a shareholder's Shares to be represented at the Meeting, the shareholder must allow sufficient time for the proxy to be received by May 9, 2005. Shareholders may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy card and return it in the envelope provided or by fax.  A shareholder may revoke a proxy at any time before it is exercised by notifying the Secretary of the Fund in writing at the above address, or by attending the meeting and voting in person.  The Fund’s Board of Directors does not have a formal policy regarding whether directors will attend annual meetings of shareholders. Historically, shareholder meetings have been conducted by proxy, with no shareholders attending. Should a shareholder indicate an intention to attend the meeting and discuss items on the agenda, the Secretary of the Fund would so inform the directors, who might then elect to attend.

If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon.  Unless a shareholder marks a proxy with contrary instructions, a proxy will be voted “for” the matters listed in the accompanying Notice of Annual Meeting of Shareholders and “for” any other matters deemed appropriate.  If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or is marked with an abstention (collectively “abstentions”), the Shares represented thereby will be considered to be present at the Meeting for the purpose of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote “for” or “against” a matter and will be disregarded in determining the “votes cast” on an issue.  Therefore, with respect to all Proposals, abstentions will be disregarded and will have no effect on the approval of the Proposals.

A majority of the Shares of the Fund must be present in person or by proxy to constitute a quorum to transact business at the Meeting with respect to the Fund. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve one or more of the Proposals are not received, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Shares of the Fund represented at the Meeting in person or by proxy.  The persons named as proxies will vote those proxies which they are required to vote “for” any such Proposal in favor of such adjournment, and will vote those proxies which they are required to vote “against” any such Proposal against such adjournment.  A shareholder vote may be taken on one or more of the Proposals in this proxy statement prior to such adjournment if sufficient votes have been received.

The proposal to elect the Fund’s directors requires for approval a plurality of all votes cast by the Fund's shareholders at a meeting at which a quorum is present.  100% of the Fund’s outstanding Shares are owned by Venture Lending & Leasing III, LLC (the “LLC”).  The LLC in turn is owned by its members (the “LLC Members”).  The LLC’s organizational documents require that the LLC’s Managing Member vote the Shares owned by the LLC in accordance with the instructions of the LLC Members.

Annex A to this Proxy Statement sets forth information about those shareholders and “groups” of shareholders (as that term is used in Section 13 (d) of the Securities Exchange Act of 1934 (“Exchange Act”), who beneficially owned more than 5% of the outstanding Shares of the Fund as of the Record Date, and about the Share ownership of the Board of Directors and executive officers of the Fund.

Proxy solicitation will be made primarily by mail, but proxy solicitations also may be made by telephone calls or personal meetings conducted by officers and employees of the Fund, Westech Investment Advisors, Inc. (“Westech Investment Advisors”) and Siguler Guff Advisers, L.L.C. (“Siguler Guff Advisers”).  The costs of the proxy solicitation and the preparation of this proxy statement will be borne by the Fund.

The Annual Report for the Fund for its year ended December 31, 2004 has previously been delivered to the Fund's shareholder.

Election of Directors  (Proposal 1) – General Matters

All the nominees have consented to serve as directors of the Fund if elected.  If elected, each nominee will serve until the next annual meeting of shareholders or until his successor is elected and shall have qualified.  Unless a shareholder gives contrary instructions on the proxy card, Shares voted by proxy will be voted in favor of the election of these nominees.  If any of the nominees should withdraw or otherwise become unavailable for election, Shares represented by proxy will be voted in favor of such other nominee whom management recommends.

These nominees, if elected, will constitute the entire Board of Directors of the Fund. To be elected, each nominee must receive the favorable vote of a plurality of the Shares of the Fund represented at the Meeting in person or by proxy.

The directors of the Fund that are not “interested persons” of the Fund, as defined under the Investment Company Act of 1940 (the “Independent Directors”), constitute its Audit Committee.  The Audit Committee reviews the scope and results of the Fund's annual audit with the Fund's independent registered public accounting firm and recommends the engagement of auditors.  The Fund’s Board of Directors has adopted a written charter for the Audit Committee, the current version of which was attached to the Fund’s 2004 proxy statement, filed with the Securities and Exchange Commission on April 12, 2004.  The Audit Committee Charter requires that the Fund’s Board of Directors determine whether one or more members of the Audit Committee will be a designated “financial expert” as defined in rules adopted by the Securities and Exchange Commission.  The Board has determined not to designate a financial expert, based on its belief that all the current members of the Board of Directors possess a high degree of experience and sophistication in financial and/or accounting matters, and that the designation of a financial expert would not appreciably improve the workings of the Board.

The Independent Directors of the Fund also constitute its Nominating Committee. The Nominating Committee is responsible for the nomination of persons to serve as members of the Board of Directors of the Fund, and has sole discretion to nominate the Independent Directors.  The Charter of the Nominating Committee was attached to the Fund’s 2004 proxy statement, filed with the Securities and Exchange Commission on April 12, 2004.  The Nominating Committee will consider nominees recommended by LLC Members.  Proposed nominations should be submitted to the attention of the Secretary of the Fund, c/o Westech Investment Advisors, 2010 No. First Street, Suite 310, San Jose, California  95131.  Any LLC Member wishing to send communications to the Board should submit such communications in the same fashion.

The Nominating Committee has not set minimum qualifications that must be met by director nominees. Each candidate will be evaluated by the Nominating Committee with respect to the relevant business and industry experience that would enable the candidate to serve effectively as an Independent Director, as well as his or her compatibility with respect to business philosophy and style. All of the Fund’s current Independent Directors were recommended to the Nominating Committee by Westech Investment Advisors. In addition to the factors described above, the Nominating Committee considered that fact that all of the Independent Directors have been directors of prior business development companies managed by Westech Investment Advisors with investment programs similar to that of the Fund, and thus are conversant with the investment program of the Fund and related issues.

The Fund's Independent Directors each receive an annual fee from the Fund of $10,000.  Such directors also are reimbursed by the Fund for their expenses in attending meetings of the Board of Directors or any committee thereof and receive a fee for attendance in person at any meeting at a per diem rate of $1,000.  In November 2004, the Fund’s Board of Directors approved an additional fee to be paid to the Chair of the Fund’s Audit Committee in the form of an annual retainer fee in the amount of $5,000, payable quarterly, in arrears, in the amount of $1,250, effective with the calendar quarter ending December 31, 2004.  The Fund's directors who are “interested persons” of the Fund, as defined in the 1940 Act, receive no compensation from the Fund for their services as directors.  The following table shows the compensation of the Independent Directors from Fund III during the year ended December 31, 2004:

Director	Compensation
J. Michael Egan*	$3,434
Scott C. Malpass	$10,000
Michael G. McCaffery*	$3,434
Louis W. Moelchert, Jr.**	$6,940
Roger Smith	$12,250
Arthur Spinner	$11,000

*J. Michael Egan and Michael G. McCaffery each resigned as directors of the Fund on May 5, 2004.

** Louis W. Moelchert, Jr. joined the Fund as a director in June of 2004.

Proposal 1

TO ELECT SIX DIRECTORS OF FUND III

Listed below is the name, age, year of election and principal occupation during the past five years of each nominee for election to the Board of Directors of Fund III.  Nominees who are “interested persons” are indicated by an asterisk.  Each of our directors serves until a successor is elected and qualified or until the director’s earlier death, resignation, or removal.

Name and Position With Fund	Age	Director Since	Occupation During Past Five Years; Positions Held with other Funds Managed by Westech Investment Advisors

Salvador O. Gutierrez, Director, President, Chief Financial Officer and Treasurer*	61	2000

President and Director, Westech Investment Advisors, since 1994.

Director, President, Chief Financial Officer and Treasurer of Venture Lending & Leasing IV, Inc. (“Fund IV”); senior executive of Managing Member of VLL1 Holdings, LLC (“Fund I”) and VLLI Holdings II, LLC (“Fund II”).

Scott C. Malpass, Director	42	2000

Vice President and Chief Investment Officer, and other positions, with University of Notre Dame since 1988.  Concurrent appointment as an Assistant Professor of Finance and Business Economics to the University's College of Business Administration.

Roger V. Smith, Director	63	2000	Founder and President, Smith Venture Group (advisory services for venture capital companies) since 1994. Member of Advisory Boards of Fund I and Fund II.
Arthur Spinner, Director	55	2000

Managing Partner, Spinner Asset Management since 1993; Chairman of the Board, Spinner Global Technology Fund since 1993; General Partner of Hambro International Equity Partners since 1981; Director, Rainifinity since 1998.

Ronald W. Swenson, Director, Chairman and Chief Executive Officer*	60	2000	CEO and Director, Westech Investment Advisors, since 1994. Director, Chairman and Chief Executive Officer of Fund IV; senior executive of Managing Member of Fund I and Fund II.
Louis W. Moelchert, Jr.	62	2004

President of Spider Management Company, the Investment Management Company of the University of Richmond Endowment; former Board member and former chairman of the board of The Common Fund; former Chairman of the Investment Advisory Committee of the Virginia State Retirement System; President of Private Advisors, LLC.

During the year ended December 31, 2004, the Board of Fund III met four times and the Audit Committee met once.  Other than Messrs. McCaffery and Egan, who resigned as directors of the Fund in May 2004, and Mr. Moelchert, who joined the Fund as a director in June 2004, all of the directors with the exception of directors Malpass and Spinner attended at least 75% of the Board meetings held during the last fiscal year.

AUDIT COMMITTEE REPORT

The current members of the Audit Committee are directors Smith, Moelchert, Spinner, and Malpass.  The Audit Committee reviewed and discussed with management the Fund's audited financial statements for the year ended December 31, 2004, December 31, 2003, and December 31, 2002.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.  The Audit Committee considered whether the provision of non-financial audit services were compatible with Deloitte & Touche LLP's independence in performing financial audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Commission.  The Audit Committee also recommended the selection of Deloitte & Touche LLP to serve as independent registered public accounting firm for the year ending December 31, 2005.

Audit Committee

Roger V. Smith

(Chairman)

Arthur C. Spinner

Louis W. Moelchert, Jr.

Scott C. Malpass

Other Information

Managers.  The Fund is a party to a Management Agreement dated as of May 19, 2000 between the Fund on the one hand, and Westech Investment Advisors and Siguler Guff Advisers on the other hand. The Management Agreement was last approved by the Fund's Board of Directors at a meeting held on November 10, 2004. During the Fund's year ending December 31, 2004, the following compensation was paid by the Fund to Westech Investment Advisors and Siguler Guff Advisers pursuant to the terms of the Management Agreement:

Management Fee
$2,900,472

Westech Investment Advisors, the Investment Manager, is a corporation that is a registered investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”). Messrs. Swenson and Gutierrez are executive officers of Westech Investment Advisors, and each own 50% of its voting securities.  Westech Investment Advisor's principal business address, and the principal business address of Messrs. Swenson and Gutierrez, is 2010 North First Street, Suite 310, San Jose, CA 95131.

Siguler Guff Advisers, the advisor to the Fund Manager, is a limited liability company that is a registered investment adviser under the Advisers Act. Over 85% of the voting securities of Siguler Guff Advisers are beneficially owned, through holding companies, by George W. Siguler and Drew J. Guff.  A portion of the holdings of Messrs. Siguler and Guff listed above are held in trust for their minor children. The principal business address of Siguler Guff Advisers, and the principal business address of Messrs. Siguler and Guff, is 825 Third Avenue, 29th Floor, New York, NY 10022.

Independent Registered Public Accounting Firm.  Effective July 2002, Deloitte & Touche LLP served as the Fund’s independent registered public accounting firm.  The audit committee has considered the independence of the auditors, and has concluded that the auditors’ provision of non-audit services is compatible with maintaining auditor independence.  The following compensation was billed to the Fund by the Fund's auditors for services rendered during the Fund's years ending December 31, 2003 and December 31, 2004.

Year ended December 31, 2003:

Description	Deloitte & Touche LLP
Audit Fees	$34,650
Tax Fees*	$13,750
Total Fees	$48,400

Year ended December 31, 2004:

Description	Deloitte & Touche LLP
Audit Fees	$84,000
Tax Fees*	$20,250
Total Fees	$104,250

* Tax fees are billed for tax advisory and tax preparation services.

Executive Officers of the Fund; Advisory Director.  The following are the executive officers of the Fund other than Messrs. Swenson and Gutierrez.

Name and Position With Fund	Age	Principal Occupation and Business History
George W. Siguler, Advisory Director	58	Managing Director, Siguler Guff Advisers and affiliates since 1995.
Brian R. Best, Vice President and Secretary	39	Various positions with Westech Investment Advisors since 1997.
Maurice C. Werdegar, Vice President	40	Various positions with Westech Investment Advisors since 2001. Venture Partner for Outlook Ventures 2000-2001; CIO for MetaMarkets.com 1999-2000.
Jay L. Cohan, Vice President	40	Various positions with Westech Investment Advisors since 1999.

The Fund's By-Laws provide that the Board of Directors may appoint one or more Advisory Directors of the Fund.  An Advisory Director attends all meetings of the Board of Directors and provides advice and assistance to the Directors as requested.  An Advisory Director does not, however, vote on any matters to be acted upon by the Board of Directors.  George W. Siguler is the sole Advisory Director of the Fund.

Annual Reports.  The Fund will furnish to shareholders, without charge, copies of its Annual Report, and subsequent quarterly reports, upon request to the Fund at 2010 North First Street, Suite 310, San Jose, CA 95131.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund’s executive officers, directors and beneficial owners of more than ten percent of the Fund’s capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of the Fund’s capital shares with the Securities and Exchange Commission, and to provide copies of such reports to the Fund.

During the fiscal year ended December 31, 2004, our executive officers, directors or beneficial owners of more than ten percent of our capital shares were required to file various reports on Form 3s.  The following executive officers and directors failed to file timely reports on Form 3 during 2004: Brian R. Best, Jay L. Cohan, Salvador O. Gutierrez, Scott Malpass, Douglas D. Reed, Roger V. Smith, Arthur Spinner, Ronald W. Swenson, George W. Siguler, Maurice C. Werdegar, Lewis W. Moelchert and Donald P. Spencer.  The LLC, the owner of 100% of our capital shares, failed to file a timely report on Form 3.  Additionally, The Board of Trustees of the Leland Stanford Junior University, a beneficial owner of more than ten percent of our capital shares, failed to file a timely report on Form 3.

Submission of Shareholder Proposals.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund, at 2010 North First Street, Suite 310, San Jose, CA 95131.  To be included in the proxy for the next Annual Meeting of Shareholders, proposals should be received prior to January 31, 2006.

Other Matters to Come Before the Meeting.  The Fund does not intend to present any other business at the Meeting, nor is it aware of any shareholder that intends to do so.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

April 13, 2005

ANNEX A

Beneficial Ownership of Fund Shares

Beneficial Owners of More Than 5% of Fund III Shares as of the Record Date

Name and Address of Shareholder*	Number and Percentage of Shares Beneficially Owned
Venture Lending & Leasing III, LLC	100,000; 100%
The Board of Trustees of the Leland Stanford Junior University**	11,053; 11.053%
Saratoga Investments, LP **	5,527; 5.527%
Fire and Police Pension Fund, San Antonio **	5,527; 5.527%
Pfizer, Inc. **	5,527; 5.527%
Pension Plan of Constellation Energy Group, Inc. **	5,527; 5.527%
University of Notre Dame du Lac **	5,527; 5.527%

* Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

**  Each is an indirect beneficial owner of more than 5% of the shares by virtue of owning more than 5% of the membership interests in the LLC.

Beneficial Ownership of Fund III Shares by Fund Directors and Executive Officers as of the Record Date

Name and Address of Shareholder*	Number and Percentage of Shares Beneficially Owned
Salvador O. Gutierrez**	1,699; 1.699%
Scott C. Malpass**	5,527; 5.527%
Louis W. Moelchert, Jr. ***	2,763; 2.763%
George W. Siguler**	4,651; 4.651%
All directors and executive officers as a group (9 persons)****	15,923; 15.923%

Other than Salvador O. Gutierrez, Scott C. Malpass and George W. Siguler, no director or executive officer of Fund III beneficially owns in excess of 1% of the Shares outstanding.

* Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

**  Each is an indirect beneficial owner of more than 1% of the shares by virtue of owning more than 1% of the membership interests in the LLC.

***  Louis W. Moelchert, Jr. is an indirect beneficial owner of 2.763% of the shares by virtue of the fact that he may be deemed to beneficially own 2.763% of the membership interests in the LLC owned by the Richmond University’s endowment, which is run by Mr. Moelchert.

****  Each is an indirect beneficial owner of shares by virtue of owning membership interests in the LLC.

PROXY

Venture Lending & Leasing III, Inc.

Annual Meeting of Shareholders – May 11, 2005

The undersigned hereby appoints as proxies Salvador O. Gutierrez and Ronald W. Swenson and each of them (with power of substitution) to vote for the undersigned all shares of Common Stock, $0.01 par value (“Shares”) of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present.  The Shares represented by this proxy will be voted as instructed.  Unless otherwise indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal.  This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing III, Inc.

Please sign and date this proxy and return it in the enclosed envelope to Westech Investment Advisors, 2010 No. First Street, Suite 310, San Jose, California  95131, attention Lynda Colletta, or fax to 408 436-8625.

Please indicate your vote by an “X” in the appropriate box below.  The Board of Directors recommends a vote “FOR” the proposal below.

Election of Salvador O. Gutierrez, Scott C. Malpass, Louis W. Moelchert, Jr., Roger V. Smith, Arthur C. Spinner, and Ronald W. Swenson  as Directors of the Fund (strike out names of an individual nominee to withhold authority to vote for that nominee)

FOR ______	AGAINST ______	ABSTAIN ______

Continued and to be signed on the next page.

If Shares are held jointly, each Shareholder named should sign.  If only one signs, his or her signature will be binding.  If the Shareholder is a corporation, the President or Vice President should sign in his or her own name, indicating title.  If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a “Partner.”  If the Shareholder is a trust, an authorized officer of the Trustee should sign, indicating title.

Please sign exactly as the Shares are registered (indicated below)

________________________________________________

(Signature of Shareholder; indicate name and title below if applicable)

Dated ______________, 2005